United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

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SCOLR Pharma, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SCOLR Pharma, Inc.

19204 North Creek Parkway, Suite 100

Bothell, Washington 98011

April 28, 2011

Dear Stockholder:

This year’s annual meeting of stockholders will be held on June 9, 2011, at 3:00 p.m. local time at the SCOLR Pharma headquarters, 19204 North Creek Parkway, Suite 100, Bothell, Washington 98011. You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter.

It is important that you use this opportunity to take part in the affairs of SCOLR Pharma by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

A copy of our Annual Report to Stockholders is also enclosed for your information. Following completion of the scheduled business, we will report on the Company’s activities over the past year and our plans for the future. The board of directors and management look forward to seeing you at the annual meeting.

Sincerely yours,

Stephen J. Turner
President and Chief Executive Officer

April 28, 2011

SCOLR Pharma, Inc.

19204 North Creek Parkway, Suite 100

Bothell, Washington 98011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 9, 2011

To the Stockholders of SCOLR Pharma, Inc.:

Notice is hereby given that the annual meeting of the stockholders of SCOLR Pharma, Inc., a Delaware corporation (the “Company”), will be held on June 9, 2011, at 3:00 p.m. local time at the Company’s headquarters, 19204 North Creek Parkway, Suite 100, Bothell, Washington 98011, for the following purposes:

1.	To elect six directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 150,000,000 shares;

3.	To ratify the appointment of Grant Thornton LLP as our independent audit firm for the fiscal year ending December 31, 2011; and

4.	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 11, 2011, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 19204 North Creek Parkway, Suite 100 Bothell, Washington 98011.

By order of the Board of Directors,

Stephen J. Turner
President and Chief Executive Officer
Bothell, Washington
April 28, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2010.

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of annual meeting, proxy card and 2010 Annual Report to Stockholders, and by notifying you of the availability of our proxy materials on the Internet. The notice of annual meeting, proxy statement, proxy card and 2010 Annual Report to Stockholders are available at www.scolr.com/annualmeeting. In accordance with the SEC rules, the materials on the website are searchable, readable and printable and the website does not have “cookies” or other tracking devices that identify visitors. You are cordially invited to attend the meeting. The meeting is located 19204 North Creek Parkway, Suite 100, Bothell, Washington 98011. Directions to the meeting location are available at www.scolr.com/contact_info.php.

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BANK, BROKER OR OTHER NOMINEE.

SCOLR Pharma, Inc.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 9, 2011

SCOLR Pharma, Inc.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 9, 2011

The accompanying proxy is solicited by the Board of Directors of SCOLR Pharma, Inc., a Delaware corporation (the “Company”), for use at its 2011 annual meeting of stockholders or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 28, 2011.

Date, Time and Place of Meeting. This year’s annual meeting of stockholders will be held on June 9, 2011, at 3:00 p.m. local time at the Company’s principal offices, 19204 North Creek Parkway, Suite 100, Bothell, WA 98011.

In this proxy statement, the words “we,” “our,” “ours,” and “us” refer only to SCOLR Pharma, Inc. and not to any other person or entity.

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” and similar expressions identify certain of such forward-looking statements, including statements concerning anticipated needs for capital, potential financing opportunities and the availability of alternative sources of revenue for our business. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from historical results or those contemplated, expressed or implied by the forward-looking statements contained in this annual report. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in the Company’s annual report, including the Risk Factors identified in Item 1A of the Company’s Annual Report, as well as those discussed elsewhere in the Annual Report and others detailed from time-to-time in our periodic and current reports filed with the SEC. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SOLICITATION AND VOTING

Voting Securities. Only stockholders of record as of the close of business on April 11, 2011 (the “Record Date”), will be entitled to vote at the meeting and any adjournment or postponement thereof. As of the Record Date, we had 49,816,073 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by him, her or it. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Except as noted below, votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The amendment of our Certificate of Incorporation and the election of directors are considered non-routine matters and brokers may not vote shares held in street name for their customers in relation to this item of business. The ratification of the appointment of our independent auditors is considered a routine matter and brokers will be permitted to vote shares held in street name for their customers.

Any shares represented but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of common stock will have the same effect as a vote “against” the proposal. Any shares represented but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the proposal for election of directors or the proposal to ratify the appointment of the independent registered public accountant will have the same effect as a vote against such proposal.

Solicitation of Proxies. We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we (through our employees) will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and may reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and other third parties to solicit proxies, personally or by telephone, without additional compensation. We may also engage the services of a professional proxy solicitation firm to solicit proxies on our behalf. Fees and expenses of any proxy solicitation will be borne by the Company.

Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal.

Proxy Revocation. A stockholder giving a proxy has the power to revoke his, her or its proxy at any time before it is exercised by delivering to the Corporate Secretary a written instrument revoking the proxy, a duly executed proxy with a later date, or by attending the meeting and voting in person. However, if a stockholder’s shares are held of record by a bank, broker or other nominee, the stockholder must first obtain a proxy issued in the name of the stockholder from such bank, broker or other nominee before voting the shares in person at the meeting.

Principal Executive Offices. Our principal executive offices are located at 19204 North Creek Parkway, Suite 100, Bothell, Washington 98011. Our corporate website is http://www.scolr.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our bylaws provide that the Board of Directors shall consist of between four and twelve members, with the specific number to be established by a resolution of the board of directors. The authorized number of directors is currently set at six.

Our nominating and corporate governance committee has nominated for election by the stockholders six current members of the board of directors: Marylou W. Arnett, Carl J. Johnson, Herbert L. Lucas, Jr., Wayne L. Pines, Jeffrey B. Reich, and Michael N. Taglich. If elected, the nominees will serve as directors until our annual meeting of stockholders in 2012 and until their respective successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominees as the Board of Directors may designate.

The following sets forth our current directors and director nominees, and information concerning their ages and background:

Name	Principal Occupation	Age	Director Since
Marylou W. Arnett	Chief Operating Officer of Scerene Healthcare	46	2010
Carl J. Johnson	Retired pharmaceutical executive	62	2010
Herbert L. Lucas, Jr.	Private Investor	84	1991
Wayne L. Pines	FDA-related Regulatory and Media Consultant	67	2004
Jeffrey B. Reich	Vice President of Cramer, Rosenthal & McGlynn	49	2007
Michael N. Taglich	President of Taglich Brothers, Inc.	45	2003

Marylou W. Arnett is the co-founder and Chief Operating Officer of Scerene Healthcare. She previously served in various roles at Adams Respiratory Therapeutics from 2004 to 2008, including as Senior Vice President, Marketing and Advertising. From 2002 to 2004, Ms. Arnett served as President for Quotonset Partners, LLC. Previously, she held various roles, including Senior Product Manager/Director at Pfizer, Inc. (formerly Warner Lambert Co.) from 1990 to 2000. She does not serve and has not served in the last five years on the board of directors of any publicly held company other than the Company. Ms. Arnett received a B.A. degree in History from Yale University and an M.B.A. degree from Columbia University Graduate School of Business. The board of directors determined that Ms. Arnett has the requisite experience and expertise to be a director of the Company. Her significant experience in management, marketing, and advertising in the healthcare and pharmaceutical industries will allow her to provide valuable insight to the Board of Directors and management on these topics.

Carl J. Johnson is a retired pharmaceutical executive and has served as Chairman of our Board of Directors since September 2010. From 2001 to 2008, he served as President and Chief Executive Officer of Matrixx Initiatives, Inc. Mr. Johnson also served as Vice President, Commercial Development for Perrigo Company from 1993 to 2001. Prior to that he served in other sales and marketing roles, including 16 years at Johnson & Johnson in both consumer and professional healthcare products. He currently serves as Vice Chairman and Director for the Phoenix Rescue Mission, and as a Director for St. Joseph the Worker and Westminster Village. He received his B.S. degree in Economics from Wagner College and his M.B.A. degree from Fairleigh Dickinson University. The board of directors determined that Mr. Johnson has the requisite experience and expertise to be a director of the Company. His extensive background in product development and the healthcare industry will allow him to provide insight to the board of directors and management in relation to these matters.

Herbert L. Lucas, Jr., has managed his family investment business since 1982. He has served on the boards of directors of various financial and business institutions, including Wellington Trust Company, Arctic Alaska Fisheries, Inc., and Sunworld International Airways, Inc. Mr. Lucas has served as Trustee of The J. Paul Getty Trust, the Los Angeles County Museum of Art, The Morgan Library, and Winrock International Institute for Agricultural Research and Development. He was formerly a member of the Board of Trustees of Princeton University. From 1972 to 1981, he served as President of Carnation International in Los Angeles and as a director of the Carnation Company. Mr. Lucas currently does not serve and has not served during the past five years on the boards of directors of any publicly held companies other than the Company. Mr. Lucas received a B.A. degree in History from Princeton University and an M.B.A. degree from the Harvard University Graduate School of Business Administration. The board of directors determined that Mr. Lucas has the requisite experience and expertise to be a director of the Company. His business, financial and corporate governance background enables him to provide insight to the board of directors and management in relation to such matters.

Wayne L. Pines, is an international consultant on FDA-related regulatory and media issues and on corporate crisis management. Since 1993, he has been President of Regulatory Services and Healthcare at APCO Worldwide, a public affairs firm in Washington, D.C. Prior to that, Mr. Pines was Executive Vice President of Burson-Martseller, an international public relations agency. Mr. Pines served for ten years at the FDA as Chief of Consumer Education and Information, Chief of Press Relations and Associate Commissioner of Public Affairs. He is also a member of the board of Excel Life Sciences and MyCareTeam.com, and in the non-profit sector, is a director of The Health MedStar Research Institute and of the Alliance for a Stronger FDA. A frequent lecturer at educational conferences, he has authored or edited twelve books on FDA-related issues, medical advertising regulation and crisis management. Mr. Pines is a graduate of Rutgers University. The board of directors determined that Mr. Pines has the requisite experience and expertise to be a director of the Company. His regulatory and pharmaceutical industry experience allows him to provide the Company with insight regarding laws and regulations that affect us and the industry in which we operate. Mr. Pines currently does not serve and has not served during the past five years on the boards of directors of any publicly held companies other than the Company.

Jeffrey B. Reich, M.D., is a Vice President at the investment advisory firm of Cramer, Rosenthal & McGlynn (CRM), serving as a healthcare portfolio manager in the firm’s investment group. Prior to CRM, Dr. Reich was a principal at Merlin Bio Med Group. Dr. Reich also serves on the board of directors and the compensation and audit committee of Neurologix, Inc., a development-stage company engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system utilizing gene therapies. He earned his B.A. from Binghamton University and his M.D. from Weill Medical College of Cornell University in 1987, where he was also an Assistant Clinical Professor in the Department of Neurology and Neuroscience for 10 years. The board of directors determined that Dr. Reich has the requisite experience and expertise to be a director of the Company. His medical education and research experience, along with his industry knowledge and experience, allow him to provide us with valuable understanding related to our industry and technologies.

Michael N. Taglich, has served as president of Taglich Brothers, Inc., a NASD broker-dealer firm focused on public and private micro cap companies, since 1992. Mr. Taglich is also the Chairman of the Board of Air Industries, and CHF Technologies, Inc., both are publicly held companies. Mr. Taglich earned a B.S. from New York University. Mr. Taglich served as Chairman of our Board of Directors from 2003 until September 2010. The Board of Directors determined that Mr. Taglich has the requisite experience and expertise to be a director of the Company. His experience in management, financial matters, and capital formation allows him to act as a liaison between board members and executives, and enables him to provide the board of directors and management with valuable insight in these areas.

Vote Required and Board of Directors’ Recommendation

If a quorum is present and voting, the six nominees for director receiving the highest number of votes will be elected as members of the board of directors. Abstentions and broker non-votes will each be counted for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE NAMED ABOVE.

CORPORATE GOVERNANCE

Director Independence

The board of directors has determined that Ms. Arnett, Messrs. Lucas and Pines, and Dr. Reich are “independent directors” within the meaning of the rules of the SEC. Mr. Johnson is not considered independent because he is Chairman of the Board and the Company’s By-laws contemplate that the Chairman will perform certain functions of an executive officer of the Company. Mr. Taglich is not considered independent because he is the president and a principal shareholder of Taglich Brothers. Taglich Brothers has acted as a financial advisor for several of our stock offerings.

Board Meetings and Committees

The board of directors held nine meetings of the full board and three meetings of the independent directors during the fiscal year ended December 31, 2010. The board of directors has a standing audit committee, compensation committee and nominating and corporate governance committee. Committee assignments are re-evaluated periodically and approved by the board of directors as needed. During the last fiscal year, no director attended fewer than 75% of the total number of meetings of the board of directors and all of the committees of the board of directors on which such director served during that period.

Audit Committee. During 2010 the Company had an audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), comprised of Herbert L. Lucas, Jr. (Chair), Marylou W. Arnett, Wayne L. Pines, Jeffrey B. Reich, and Carl J. Johnson (until he was named Chairman of the Board in September 2010). The board of directors has determined that each member of the audit committee satisfies all applicable independence and experience requirements of the SEC for audit committee membership. Messrs. Lucas and Reich are qualified as an “audit committee financial expert” as defined by the SEC.

The audit committee acts pursuant to a written charter adopted by the board of directors. The audit committee charter is available on our corporate website, www.scolr.com. The audit committee retains our independent auditors, reviews their independence, reviews and approves any fee arrangements, oversees their audit work, reviews and pre-approves any non-audit services that may be performed by them, reviews the adequacy of accounting and financial controls, reviews our critical accounting policies and reviews and approves any related party transactions. The audit committee held four meetings during 2010.

Compensation Committee. During 2010 the members of our compensation committee were Ms. Arnett (Chair), Mr. Lucas, Mr. Pines, Dr. Reich and Mr. Johnson (until he was named Chairman of the Board in September 2010). The board of directors has determined that each member of the compensation committee satisfies all applicable independence and experience requirements of the SEC for compensation committee membership and as outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The compensation committee acts pursuant to a written charter adopted by the board of directors. The compensation committee determines all compensation for our chief executive officer, including incentive-based and equity-based compensation. In addition, the compensation committee reviews and approves salary and bonus levels for other executive officers and approves stock option grants to executive officers. The compensation committee held three meetings during 2010.

Agendas for the meetings of the compensation committee are determined through a collaborative process involving the committee chairs and the chief executive officer. Committee meetings are usually attended by the chief executive officer, and chief financial officer, who are excused from the meeting when the committee discusses their individual compensation or performance and during other executive sessions of the committee.

No compensation consultants were engaged during 2010.

Nominating and Corporate Governance Committee. The current members of the nominating and corporate governance committee are Mr. Pines (Chair), Mr. Lucas, Ms. Arnett, and Dr. Reich. The nominating and corporate governance committee acts pursuant to a written charter adopted by the board of directors. The nominating and corporate governance committee identifies individuals qualified to become members of the board of directors, selects or recommends to the board of directors director nominees for each election of directors, develops and recommends to the board of directors criteria for selecting qualified director candidates, considers committee member qualifications, appointment and removal, and provides oversight in the evaluation of the board of directors and each committee. The nominating and corporate governance committee held three meetings during 2010.

Independent Director Meetings

Non-management directors generally meet in executive session without management present at each regularly scheduled meeting of the board of directors. Meetings of the independent members of the Board of Directors are generally held whenever there is a necessity for such meeting. Mr. Pines has been designated by the board of directors to act as the lead director for such meetings of the independent directors.

Director Nominations

When considering the nomination of a candidate for election to the board of directors, the nominating and corporate governance committee generally reviews the results of an evaluation performed by the board of directors and each committee regarding the various skills, background, experience and expected contribution and qualifications of the candidate. In this regard, the nominating and corporate governance committee concerns itself with the composition of the board of directors with respect to depth of experience, balance of professional interests, required expertise and other factors. The nominating and corporate governance committee evaluates prospective nominees on its own initiative or as referred to it by the board of directors, management, stockholders or external sources. The nominating and corporate governance committee does not have a specific policy with regard to the consideration of diversity, but rather considers diversity to be one of the many factors to evaluate in assessing a nominee.

Our stockholders may nominate candidates for election as directors if they follow the procedures and conform to the deadlines specified in our bylaws. The complete description of the requirements for stockholder nomination of director candidates is contained in the bylaws. In summary, a stockholder desiring to nominate one or more candidates for election at our next annual meeting of the stockholders must submit written notice of such nomination to our corporate secretary not less than 90 days in advance of the third Monday in May. The deadline for submission of any director nominations by our stockholders for the next annual meeting is also set forth in the proxy statement for each annual meeting.

Any stockholders nominating candidates for election to the board of directors are also required to provide the following information with respect to their nominees:

•	the stockholder’s name and address;

•	a representation that the stockholder is entitled to vote at the annual meeting and a statement of the number of shares beneficially owned by the stockholder;

•

a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder;

•	any other information relating to each nominee that would be required to be disclosed in a proxy statement filed pursuant to the SEC’s proxy rules; and

•	the consent of each nominee to serve as a director if so elected.

Under its charter, the Company’s nominating and corporate governance committee is responsible for evaluating any recommendations by stockholders of director candidates. Stockholders may submit in writing recommendations for consideration by the nominating and corporate governance committee to the attention of our corporate secretary at 19204 North Creek Parkway, Suite 100, Bothell, Washington 98011. Recommendations should contain a detailed discussion of the qualifications of each recommended candidate and any other material information the stockholder wants the nominating and corporate governance committee to consider.

Communications with Directors

Any stockholder wishing to communicate with any of our directors regarding the Company may write to the director, c/o Corporate Secretary, 19204 North Creek Parkway, Suite 100, Bothell, Washington 98011. Any such correspondence should indicate that the sender is a stockholder of the Company. The Corporate Secretary will forward all communications to the director or directors to whom it is addressed as soon as practicable, although communications that are primarily commercial in nature, abusive, in bad taste or that present safety or security concerns may be handled differently. The independent directors of the board of directors review and approve the stockholder communication process periodically to ensure effective communication with stockholders.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding director attendance at annual meetings, all of our directors were encouraged to attend the annual meeting of stockholders in past years. We typically reimburse the reasonable out-of-pocket traveling expenses incurred by our directors attending the annual meeting. All of our directors then serving as members of the board of directors attended the 2010 annual meeting of stockholders in person, except for one director’s participation by telephone. In order to save costs associated with reimbursement of travel expenses, we anticipate that many of our directors will not attend the 2011 annual meeting in person. Directors will be afforded the opportunity to participate in the meeting by telephone conference.

Code of Business Conduct

The board of directors has adopted a code of business conduct that applies to all of our employees, officers and directors. The code of business conduct is available on our website at www.scolr.com. Any substantive amendment or waiver of the code of business conduct for executive officers or directors may be made only by the audit committee, and we intend to disclose any such amendment or waiver on our website.

Corporate Governance Materials

The board of directors has adopted a written charter for each of the committees described above. Links to these materials are available on our website at www.scolr.com.

Board Leadership Structure

We believe that the separation of the Chairman and Chief Executive Officer positions is important to achieve a balance of oversight that is favorable to the Company. Mr. Johnson serves as the Chairman, and Mr. Turner serves as President and Chief Executive Officer of the Company. Mr. Johnson oversees the Company broadly, leads the meetings of our board of directors, and provides guidance to the Chief Executive Officer. Mr. Turner’s role as our Chief Executive Officer is to oversee the day-to-day operations of the business.

Board Role in Risk Oversight

As specified by the audit committee’s charter, the audit committee is tasked with implementing a code of conduct and reviewing the conduct alleged to be in violation of the code. It also reviews with senior management of the Company any report on significant deficiencies in the design or operation of the internal controls that could adversely affect the Company’s ability to deal appropriately with risks as they arise. The audit committee is also tasked with reporting to the board of directors. Following the audit committee’s report, the full board of directors considers areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks, and acts as necessary to manage such risks.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee are or have been an officer or employee of the Company. During 2010, none of our executive officers served on the compensation committee or board of directors of another entity, any of whose executive officers served on our compensation committee or board of directors.

PROPOSAL NO. 2

To Approve an Amendment to Our Certificate of Incorporation to Increase the Number of Authorized Shares of Our Common Stock from 100,000,000 to 150,000,000 shares.

Background

Our Certificate of Incorporation presently authorizes the issuance by the Company of up to 105,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $.001 per share (the “Common Stock”) and 5,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”). As of the Record Date there were 49,816,073 shares of Common Stock issued and outstanding. Additionally, we have reserved 11,481,750 shares in respect of Common Stock issuable upon the exercise of outstanding warrants and stock options, or options which have been reserved for future issuance to employees, directors or service providers under our 2004 Equity Incentive Plan, as amended. As of the Record Date, 30,000 shares of Preferred Stock, designated as Series A Junior Participating Preferred Share Purchase Rights, were issued in connection with our Rights Agreement, dated as of November 1, 2002.

The Board of Directors recommends that the Company’s stockholders approve the amendment to the Certificate of Incorporation. The Company will require additional capital to continue its operations and, based on its current operating plan, the Company expects that it will be required to sell and issue Common Stock and/or securities convertible into Common Stock in one or more private or public financing transactions in order to obtain the needed capital. The Company’s Common Stock is trading at historical lows. As a result, in order to obtain capital of an amount sufficient to sustain the Company’s operations to the point where anticipated revenue from the direct sales of its nutritional products is expected to mitigate the Company’s reliance on equity financings to fund its operations, the Company anticipates that it will be required to issue a number of shares Common Stock (or reserve shares of Common Stock for issuance upon conversion of convertible securities) in excess of the number of unreserved shares of Common Stock currently authorized for issuance.

Although the Company does not have any current plan, arrangement or understanding, written or oral, to issue any of the shares that will be newly authorized as a result of approval of the amendment, the Board of Directors believes that the availability of a number of authorized shares of Common Stock sufficient to meet the Company’s foreseeable capital needs will enable the Company to complete critical financing transactions in a wider range of transaction structures without the expense and delay of a special meeting of stockholders. A lack of sufficient authorized shares, or a delay in securing the availability of such authorized shares, may adversely affect the Company’s liquidity and ability to continue its operations. Moreover, the Board of Directors believes that in addition to issuances for capital raising purposes, the increase in the authorized Common Stock will provide the Company with needed flexibility to issue Common Stock or securities convertible into Common Stock in connection with stock dividends, the establishment of strategic partnerships, the acquisition of any business, assets or technology, employee benefit plans and other proper corporate purposes. Except as otherwise required by applicable law, authorized but unissued shares of Common Stock may be issued at such time, for such purpose and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.

Accordingly, the Board of Directors has unanimously approved, and voted to recommend that the stockholders approve, an amendment to our Certificate of Incorporation pursuant to which the number of shares of Common Stock which the Company would be authorized to issue would be increased from 100,000,000 to 150,000,000 shares. If the amendment is approved by the stockholders, the Company intends to file an amendment to its Certificate of Incorporation substantially in the form attached hereto as Annex A (the “Amendment”) with the Delaware Secretary of State, as soon as reasonably practicable. The Amendment will become effective upon filing.

The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. Any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.

Once the Amendment is filed, the Board of Directors would be able to issue additional shares of Common Stock in its discretion from time to time, subject to the reservation requirements noted above and any applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require the stockholders to approve such transaction. The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including, without limitation, those described above.

Principal Effects on Outstanding Common Stock

The proposed increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, to the extent that additional authorized shares are issued in the future, the issuances would have the normal consequences associated with increasing the number of shares of our Common Stock outstanding, including diluting existing stockholder net tangible book value and voting power. Our Common Stock does not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

Votes Required – Procedure for Amendment

The affirmative vote of a majority of the shares of our Common Stock outstanding and entitled to vote at the meeting is required to approve the Amendment. If the proposal is approved, we intend to file the Amendment shortly after the meeting. However, the Board of Directors may abandon the Amendment without any further action by the stockholders at any time prior to the filing Amendment. The Amendment will be effective immediately upon acceptance of filing by the Delaware Secretary of State.

The Board of Directors recommends that you vote “FOR” approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 150,000,000.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee has selected Grant Thornton LLP as independent auditors to audit our financial statements for the fiscal year ending December 31, 2011. Grant Thornton LLP has served as our independent auditors since 1996. A representative of Grant Thornton LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Grant Thornton LLP as our independent auditors is not required by our bylaws or otherwise. However, we are submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests.

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2010 and 2009, by Grant Thornton LLP.

	Fiscal 2010	Fiscal 2009
Audit Fees(1)	$135,350	$141,800
Audit-Related Fees(2)	—	—
Tax Fees(3)	11,653	9,875
All Other Fees(4)	—	—

(1)	Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with (i) the audit of our annual financial statements, (ii) the review of our quarterly financial statements, or (iii) those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters. This information is presented as of the latest practicable date for this proxy statement.
(2)

Audit-related fees represent amounts the Company was billed in each of the years presented for assurance and related services that are reasonably related to the performance of the annual audit or quarterly reviews.

This category primarily includes services relating to internal control assessments and accounting-related consulting. Grant Thornton LLP rendered no such services during the last two years.
(3)	Tax fees represent amounts the Company was billed in each of the years presented for professional services rendered in connection with tax compliance, tax advice, and tax planning.
(4)	All other fees represent amounts the Company was billed in each of the years presented for services not classifiable under the other categories listed in the table above.

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all our outstanding shares of common stock, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Grant Thornton LLP is responsible for performing an independent audit of our financial statements in accordance with generally accepted accounting principles in the United States and to issue a report on its audit.

During 2010, the members of the audit committee were Herbert L. Lucas, Jr. (Chair), Marylou W. Arnett, Wayne L. Pines, Jeffrey B. Reich, and Carl J. Johnson (until he was appointed Chairman of the Board in September 2010). The board of directors has determined that each member of the audit committee satisfies all applicable independence and experience requirements of the SEC for audit committee membership and that each of Mr. Lucas and Mr. Reich is qualified as an “audit committee financial expert” as defined by the SEC.

The audit committee acts pursuant to a written charter adopted by the board of directors. The audit committee retains our independent auditors, reviews their independence, reviews and approves any fee arrangements with our auditors, oversees their audit work, reviews and pre-approves any non-audit services that may be performed by them, reviews the adequacy of accounting and financial controls, reviews our critical accounting policies and reviews and approves any related party transactions.

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management and with our independent auditors. The audit committee has also reviewed and discussed with our independent auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The audit committee has met with Grant Thornton LLP, with and without management present, to discuss the overall scope of Grant Thornton LLP’s audit, the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting.

The audit committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the audit committee concerning independence, and has discussed with Grant Thornton LLP Grant Thornton LLP’s independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited financial statements be included our annual report on Form 10-K for the fiscal year ended December 31, 2010.

AUDIT COMMITTEE

Herbert L. Lucas (Chair)

Marylou W. Arnett

Wayne L. Pines

Jeffrey B. Reich

EXECUTIVE OFFICERS

Our executive officers are generally elected annually at the meeting of our board of directors held in conjunction with the annual meeting of stockholders. The following sets forth each of our current executive officers and information concerning his age and background as of April 1, 2011:

Name	Position	Age	Position Since
Stephen J. Turner	President and Chief Executive Officer	40	2009
Richard M. Levy	Executive Vice President and Chief Financial Officer	52	2005

Stephen J. Turner is our President and Chief Executive Officer. Mr. Turner was appointed President and Chief Executive Officer on August 28, 2009, and has worked for the Company since the fall of 1999 when he was primarily responsible for the commercialization and application of our CDT® platforms. In 2003, Mr. Turner was promoted to our Vice President and Chief Technical Officer. In addition to Mr. Turner’s involvement in our growth and application of our technology platforms, he is named on one issued patent, has contributed to numerous additional patent filings, has published articles in industry related publications, and has presented his research findings at numerous academic seminars and symposia. Mr. Turner holds a B.S. in biology with a minor in geochemistry from Western Washington University and a MBA from the Foster School of Business at the University of Washington.

Richard M. Levy served as Interim Chief Financial Officer and Vice President of Finance commencing December 15, 2005 and was appointed Chief Financial Officer and Vice President of Finance on June 8, 2006. Mr. Levy was promoted to Executive Vice President in 2009. Mr. Levy has over twenty-seven years of experience in financial institutions as a Chief Financial Officer, Controller, consultant and auditor. Prior to joining the Company, Mr. Levy was the Corporate Controller for Safeco Insurance, and prior to that, the Chief Financial Officer for the Specialty Finance Segment and Corporate Controller for Washington Mutual Bank. Additionally, Mr. Levy worked for Bank of America for seven years. His experience at Bank of America included being the Senior Vice President and Controller of the company’s Texas operations and included coordinating the accounting activities and acting as Chief Financial Officer for new acquisitions, including acquisitions of community banks and the transition process into a larger holding company. Mr. Levy graduated from the University of California, Santa Barbara in 1980 with a degree in Business Economics and Accounting. He has eight years of audit experience with Ernst & Whinney in San Francisco, California. His public accounting experience has included international operations, litigation support and internal control analysis for local community banks, money center banks, multinational holding companies and other financial institutions.

EXECUTIVE COMPENSATION

2010 Executive Compensation and Related Information

For the fiscal year 2010, the Company had two “named executive officers,” Stephen J. Turner, our President and Chief Executive Officer and Richard M. Levy, our Executive Vice President and Chief Financial Officer.

2010 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid to or earned by each of our Named Executive Officers for the years ended December 31, 2010, 2009 and 2008.

Name and Principle Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($) (2)		Total ($)
Stephen J. Turner	2010	175,000				—	3,500		178,500
President and Chief Executive Officer	2009 2008	239,823 252,788	(3)		— 12,225	271,291 114,643	10,792 3,875	(6)	521,906 383,561

Richard M. Levy	2010	175,000				—	2,279		177,279
Executive Vice President and Chief Financial Officer	2009	213,078	(4)		—	241,185	26,018	(5)	480,281
	2008	226,800			21,930	102,652	4,537		355,919

(1)	Valuation based on the aggregate grant date fair value of awards granted and modified during the fiscal year pursuant to the Topic 718 of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”). The assumptions used with respect to the valuation of option grants are set forth in Note 13 to our consolidated financial statements. The grant date fair values were developed solely for the purpose of comparative disclosure in accordance with SEC rules using the same valuation model and assumptions as applied for purposes of our financial statements for the year ended December 31, 2009 and are not intended to predict future performance or future prices of our stock. The ultimate values of these stock options will depend on our future performance and the future market price of our common stock and cannot be forecast with reasonable accuracy.
(2)	Except as otherwise indicated, consists of matching contributions to the SCOLR Pharma 401(k) Plan.
(3)	Effective November 1, 2009, Mr. Turner voluntarily reduced his salary from $252,788 to $175,000, forgoing $12,965 cash compensation in 2009. In exchange for his voluntary salary reduction, Mr. Turner was awarded immediately vested and exercisable stock options to purchase 300,000 shares of our common stock at an exercise price of $0.48 per share. Also see “Employment Contract” disclosure below.
(4)	Effective November 1, 2009, Mr. Levy voluntarily reduced his salary from $226,800 to $175,000, forgoing $8,633 cash compensation in 2009. In exchange for his voluntary salary reduction, Mr. Levy was awarded immediately vested and exercisable stock options to purchase 300,000 shares of our common stock at an exercise price of $0.48 per share. Also see “Employment Contract” disclosure below.
(5)	Includes the payment of earned personal time off of $21,330 and 401K company match of $4,688.
(6)	Includes tuition reimbursement of $6,667 and 401K company match of $4,125.

Employment Contracts

We entered into employment agreements with Richard M. Levy, our current Executive Vice President and Chief Financial Officer, and Stephen J. Turner, our current President and Chief Executive Officer, on April 14, 2008, which replaced prior agreements for each of them. The agreements provided that Messrs. Levy and Turner will continue serving as senior executives on an at will basis at a base salary of $226,800 and $252,800, respectively. Effective November 1, 2009, Mr. Turner and Mr. Levy each voluntarily reduced their salaries to $175,000 annually. For certain other purposes of the respective employment agreements, such as bonus compensation, the amount of “Base Salary” continues at the rate originally stated in the agreements. Under the agreements, Mr. Levy and Mr. Turner are each eligible to receive an annual bonus up to 35% of their respective unadjusted base salaries based on the achievement of certain objectives approved by the Board of Directors in its discretion. Performance objectives for 2010 included the development of a nutritional business and advancement of our pseudoephedrine and ibuprophen drug candidates towards FDA approval and commercialization. No bonuses were paid for 2010. Additionally, Messrs. Turner and Levy are each entitled to four weeks per year of paid vacation, as well as other customary health and insurance benefits. We may terminate the employment of either or both Mr. Turner or Mr. Levy for “cause” without notice or compensation to the executive, except for unpaid base salary and other benefits already earned.

Effective April 19, 2011 Mr. Turner and Mr. Levy each agreed to reduce the severance benefits to which they are entitled under their employment agreements such that the executive will receive a lump sum payment of $75,000 if we terminate the agreement “without cause,” or a lump sum payment of $150,000 if the executive resigns for “good reason” in connection with or within 12 months after a change of control (as such term is defined in the agreements). Under either circumstance the vesting of any unvested stock options will be accelerated.

Stock Option Modifications

On October 28, 2009, in connection with the agreement by Messrs. Levy and Turner to voluntarily reduce their cash compensation, we agreed to modify the post-termination exercise period of previously issued and outstanding stock options granted to each such officer under our 2004 Equity Incentive Plan and 1995 Stock Option Plan. Under the terms of the modification, the post-termination exercise period was extended from ninety-days after termination of employment, to two years after termination of employment, regardless of the reason for termination, provided however, that no such stock option is exercisable beyond its scheduled contractual expiration date. The modification also applies to subsequently granted options. The modification for Mr. Levy’s previously issued and outstanding awards affected 298,000 options and resulted in incremental compensation of $39,040. The modification for Mr. Turner’s previously issued and outstanding awards affected 561,498 options and resulted in incremental compensation of $69,146.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2010:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

	Option					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (1) Unexercisable		Exercise Price	Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Stephen J. Turner	23,000	—		$0.66	2/8/2011	9,500	$3,515
	15,000	—		0.56	5/23/2011
	50,000	—		1.05	5/14/2013
	55,000	—		3.15	4/14/2014
	60,000	—		4.80	12/5/2014
	60,000	—		5.70	4/27/2016
	30,000	—	(1)	1.25	12/9/2017
	86,666	17,334	(2)	1.17	6/3/2018
	86,706	—	(4)	0.81	12/4/2018
	500,000		(4)	0.48	10/28/2019

Richard M. Levy	150,000	—	(3)	4.49	12/14/2015	17,000	$6,290
	55,000	—	(1)	1.25	12/9/2017
	77,499	15,501	(2)	1.17	6/3/2018
	77,792	—	(4)	0.81	12/4/2018
	500,000		(4)	0.48	10/28/2019

(1)	The option vests with respect to 1/3 of the underlying shares on the first anniversary of the date of grant, and with respect to 1/36 of the shares each month thereafter.
(2)	The option vested with respect to 1/36 of the underlying shares on the initial vesting date of grant, and with respect to 1/36 of the shares each month thereafter.
(3)	The option vested with respect to 25,000 of the underlying shares on the date of grant, with the remaining option vesting at the rate of 1/3 of the underlying shares on the first anniversary of the date of grant and 1/36 of the shares each month thereafter.
(4)	The options were fully vested at the time of the grant.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The compensation committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with each of our named executive officers that set forth such officers’ initial base salary and additional benefits in connection with certain employment termination events or upon a change in control of SCOLR Pharma. Each officer is an “at will” employee and may terminate employment with us at any time. Similarly, we can terminate any such officer’s employment at any time, with or without cause. In the event that, prior to a change in control, we terminate such officer’s employment other than for “cause” or if such officer resigns for “good reason” in connection with or within 12 months follow a “change of control,” as such terms are defined in the employment agreements, the officer is entitled to receive certain benefits.

Effective April 19, 2011, Mr. Turner and Mr. Levy agreed to reduce the severance benefits to which they are eligible under their employment agreements. Prior to such amendment, upon termination of their employment by the Company without “cause,” or upon their resignation for “good reason” in connection with or within 12 months following a “change of control” (as such terms are defined in the agreements), Mr. Turner and Mr. Levy were entitled to: (1) a cash payment equal to 87.5% of the executive’s base salary (as originally stated in the applicable employment agreement); (2) a bonus payment equal to 35% of such base salary, (3) continuation of medical coverage for up to 12 months following termination; and (4) acceleration of vesting of the unvested portion of stock options outstanding as of the date of termination. Under the amended employment agreements, Mr. Turner and Mr. Levy are separately entitled to receive cash severance of $75,000 upon the termination of their employment by the Company without cause, or $150,000 upon their resignation for good reason in connection with or within 12 months following a change of control. Messrs. Turner and Levy continue to be eligible for acceleration of vesting on any unvested options outstanding upon termination in either circumstance. The Company will no longer be obligated to provide continued medical coverage benefits upon termination of their employment.

Assuming the employment of our named executive officers was to have been terminated on December 31, 2011 by the Company without cause, or terminated by the executive for good reason in connection with or within twelve months of a change in control, they would have been entitled, under the employment agreements then in effect, to payments in the amounts set forth opposite their name in the following table:

Executive Officer	Lump Sum Payment	Health Benefits	Acceleration of Stock Options Vesting
Stephen J. Turner	$316,665	$18,000	$0
Richard M. Levy	282,830	18,000	0

Termination for Cause

We are not obligated to make any cash payment to these executives if their employment is terminated by us for cause or voluntarily by the executive (absent “good reason” in the context of a “change of control,” as such terms are defined in the employment agreements).

Equity Acceleration

Our 2004 Equity Incentive Plan and the award agreements under the plan provide for accelerated vesting of unvested awards in connection with certain involuntary terminations. The plan also provides that, in the event of a change in control, any options which are neither assumed or substituted for by the acquirer in connection with the change in control, nor exercised as of the date of the change in control, shall terminate and cease to be outstanding effective as of the date of the change in control. However, our board of directors may, in its discretion, provide in any option award agreement that, in the event of a change in control, the vesting of the option will accelerate upon such circumstances and to such extent as specified in such award agreement.

280G Tax Adjustment

If any payment or benefit received or to be received by Messrs. Levy or Turner under their respective employment agreements would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then he may elect to reduce the amounts payable to him in order to avoid any payment which would be nondeductible by us under Section 280G.

Release of Claims

As a condition to each executive’s entitlement to receive the cash severance payments referenced in the tables above, the executive is required to execute a release of claims against the Company.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its other highly compensated executive officers. The compensation committee established a Section 162 subcommittee which is comprised solely of outside directors (Ms. Arnett, Mr. Lucas, Mr. Pines and Dr. Reich for 2010) for purposes of Section 162(m) of the Internal Revenue Code as amended. The subcommittee was authorized to approve compensation arrangements for our highly compensated officers, as well as approve stock option grants to executive officers and directors. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Section 162(m) subcommittee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to our executive officers in a manner that is intended to avoid disallowance under Section 162(m).

DIRECTOR COMPENSATION

Our board of directors, based on competitive data, determined the cash and equity compensation structure for 2010 as set forth below to be paid to members of the board of directors and committees of the board of directors who are not employees:

•	each non-employee director (who does not serve as chairman of the board) receives an annual retainer of $20,000 and an annual stock option grant for 17,500 shares of our common stock;

•	the chairman of the board receives an annual retainer of $35,000 and an annual stock option grant for 250,000 shares of our common stock; and

•	each non-employee director is reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board of directors and committee meetings.

Each new non-employee director receives a pro-rated annual cash retainer and annual stock option grant upon commencement of service on the board of directors. The cash retainers to board members are paid on a quarterly basis in arrears. In the case of continuing directors, the stock option awards are automatically granted on the date of the annual stockholder meeting each year, with all such stock option grants having an exercise price equal to the last reported sales price of our common stock on the over-the-counter bulletin board on the last trading day prior to the date of grant. The stock options shall become exercisable in twelve equal monthly installments following the date of grant if such person is still serving as a director at such time. In the event of a change in control, each outstanding non-employee director option will become immediately vested and exercisable in full.

Our board of directors has determined to defer receipt of cash compensation for service during 2011, subject to review of the Company’s financial condition at the last regularly scheduled meeting of the board of directors for 2011.

The following table illustrates the total compensation for board service received by our directors for service during 2010:

Director	Fees Earned or Paid in Cash ($)	Stock Option Awards (#)	Value of Option Awards ($) (1)	Total Compensation for Board Service ($)
Non-employee director	$20,000	17,500	$6,820	$24,320
Chairman of the Board(2)	13,654	300,000	156,744	170,398

(1)	Based on grant date fair value as of June 11, 2009 computed in accordance with FASB ASC Topic 718.

New non-employee directors receive an initial grant of stock options exercisable for 32,500 shares of our common stock upon commencement of service on the board of directors. These stock options become exercisable in 36 equal monthly installments following the date of grant if such person is still serving as a director at such time. Each new non-employee director continues to receive an annual stock option grant for 17,500 shares of our common stock upon commencement of service on the board of directors, pro-rated and exercisable in equal monthly installments for the number of months remaining until our next annual meeting if such person is still serving as a director at that time. The stock options have an exercise price equal to the last reported sales price of our common stock on the over-the-counter bulletin board on the last trading day prior to the date of grant.

(2)	Mr. Johnson was appointed as Chairman of the Board on September 24, 2010. In connection with his appointment, Mr. Johnson became entitled to receive an annual fee of $30,000, prorated so that he will receive $22,500 in the period from October 1, 2010, through June 30, 2011. Mr. Johnson was awarded an additional stock option exercisable for 250,000 shares of the Company’s common stock. The option will vest in equal installments over 12 months, has a term of 10 years, and will be exercisable until the earlier of ten years from the date of grant and two years after Mr. Johnson is no longer serving as a member of the Company’s Board of Directors.

Director Compensation Table

The following table sets forth information concerning the compensation earned during fiscal 2010 by each individual who served as a non-employee director at any time during the fiscal year:

Director Compensation Table

Name	Fees Earned or Paid in Cash (1) ($)	Option Awards (2) ($)	Option Awards (#) (3)	All Other Compensation ($)	Total ($)
Marylou W. Arnett	$11,154	$19,485	50,000	$0	$30,639
Carl J. Johnson	13,654	156,744	300,000	0	170,398
Herbert L. Lucas, Jr.	20,000	6,820	17,500	0	26,820
Wayne L. Pines	20,000	6,820	17,500	0	26,820
Jeffrey B. Reich	20,000	6,820	17,500	0	26,820
Michael N. Taglich	27,500	8,768	22,500	0	36,268

(1)	Reflects fees earned and paid in 2010.
(2)	The grant date fair value for stock options was developed using the Black-Scholes option pricing model in accordance with FASB ASC Topic 718. The grant date fair values were developed solely for the purpose of comparative disclosure in accordance with SEC rules using the same valuation model and assumptions as applied for purposes of our financial statements for the year ended December 31, 2010 and are not intended to predict future performance or future prices of our stock. The ultimate values of these stock options will depend on our future performance and the future market price of our common stock and cannot be forecast with reasonable accuracy.

(3)	The following table sets forth the aggregate number of director option awards outstanding at fiscal year end December 31, 2010:

Name	Option Awards Outstanding (#)
Marylou W. Arnett	50,000
Carl J. Johnson	300,000
Herbert L. Lucas, Jr.	253,676
Wayne L. Pines	129,926
Jeffrey B. Reich	121,667
Michael N. Taglich	224,301

Total Outstanding	1,079,570

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain our 2004 equity incentive plan that provides for the issuance of our common stock to officers and other employees, directors and consultants. We also maintain our 1995 stock option plan with respect to options granted under that plan, however, the 1995 plan has terminated and we no longer grant options under that plan. The plans have been approved by our stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under our 2004 plan as of December 31, 2010.

Plan Category	Number of shares to be Issued upon exercise of Outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	8,082,165	$1.38	4,070,283
Equity compensation plans not approved by stockholders	None		None

Total	8,082,165		4,070,283

RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

Pursuant to our code of business conduct and ethics, our directors, officers and employees are encouraged to avoid situations in which their personal, family or financial interests conflict or even appear to conflict with those of the Company. Our audit committee charter provides that the audit committee shall review and approve any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

Related Person Transactions

On March 12, 2010, the Company completed a private placement of units consisting of an aggregate of 8,260,000 shares of its common stock and warrants to purchase an aggregate of 1,652,000 shares of its common stock. The Units were sold at a purchase price of $0.50 per unit. Taglich Brothers, Inc. acted as placement agent for the offering. Mr. Michael N. Taglich, a member of the Company’s board of directors, is the president and a principal shareholder of Taglich Brothers. Net proceeds of the offering are expected to be approximately $3.6 million after placement agent fees of $289,100, expenses of registration, and other direct and incremental offering costs.

Taglich Brothers was also issued a warrant to purchase 578,200 shares of the Company’s common stock. The warrants sold in the offering, and those issued to Taglich Brothers are identical, have an exercise period of five years, and are valued at $0.31 using the Black-Scholes option-pricing model. The Black-Scholes valuation was based on the following assumptions: volatility of 86.57%; term of five years; risk-free interest rate of 2.39%; and 0% dividend yield.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

The following table sets forth, as of April 1, 2011, certain information regarding the beneficial ownership of SCOLR Pharma common stock by:

•	each stockholder known by us to be the beneficial owner of 5% or more of our common stock;

•	each director and nominee for our board of directors;

•	each executive officer for whom compensation information is given in the Summary Compensation Table in this proxy statement; and

•	all of our directors and executive officers as a group.

To our knowledge, except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Common Stock (2)
Marylou W. Arnett	25,971	*
Carl J. Johnson	192,637	*
Herbert L. Lucas, Jr.	964,613	1.93%
Wayne L. Pines	130,467	*
Dr. Jeffrey B. Reich	145,208	*
Michael N. Taglich(3)	813,776	1.63%
Richard M. Levy	934,808	1.84%
Stephen J. Turner	1,016,817	2.00%
All directors and executive officers as a group (8 persons)	4,224,297	8.03%

*	Less than 1%.

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock shown as beneficially owned by the persons named in this table includes common stock underlying options and warrants exercisable within 60 days of April 1, 2010 as follows:

Name of Beneficial Owner	Number of Options/Warrants
Marylou W. Arnett	25,971
Carl J. Johnson	192,637
Herbert L. Lucas, Jr.	252,217
Wayne L. Pines	128,467
Dr. Jeffrey B. Reich	120,208
Michael N. Taglich(3)	222,426
Richard M. Levy	873,208
Stephen J. Turner	980,817

(2)

The percentage of common stock is calculated on the basis of 49,816,073 shares of common stock outstanding as of April 1, 2011, except that shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days of April 1, 2011, are deemed outstanding for computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

(3)	Michael N. Taglich is the General Partner of a partnership that beneficially owns 40,000 shares of common stock. Mr. Taglich disclaims beneficial ownership of the common stock owned by such partnership except to the extent of his pecuniary interest therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish with us copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such reports furnished to us and written representations by certain reporting persons regarding their compliance with the applicable reporting requirements we believe that, during fiscal 2010, all Section 16(a) filing requirements were complied with.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2012 annual meeting, the proposal must be received at our principal executive offices, addressed to the Corporate Secretary, not later than December 30, 2010. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal, addressed to the Corporate Secretary at our principal executive offices, not less than seventy-five (75) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event less than ninety (90) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice must be so received by the Corporate Secretary not later than the close of business on the fifteenth (15th) day following the day on which such notice of meeting was mailed or such public disclosure was made, whichever occurs first.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the board of directors knows of no other business that will be conducted at the 2011 annual meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

Our 2010 annual report (which is not a part of our proxy soliciting materials) is being mailed to stockholders with this proxy statement. Our Annual Report on Form 10-K for fiscal 2010 and the exhibits filed with it are available on our website at www.scolr.com/financial.html. Upon request by any stockholder to the following address, a copy of the Annual Report on Form 10-K, without exhibits, will be furnished without charge, and a copy of any or all exhibits will be furnished for a fee which will not exceed our reasonable expenses in furnishing the exhibits:

Investor Relations SCOLR Pharma, Inc. 19204 North Creek Parkway Suite 100 Bothell, Washington 98011 (425) 368-1050

By Order of the Board of Directors

Stephen J. Turner
President and Chief Executive Officer

April 28, 2011

ANNEX A

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

SCOLR PHARMA, INC.

SCOLR Pharma, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is SCOLR Pharma, Inc.

2. The Certificate of Incorporation of the Corporation, as amended (the “Certificate”), is hereby amended by amending and restating Article Fourth in its entirety to read as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation will have authority to issue is One Hundred Fifty-Five Million (155,000,000) consisting of:

1. Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”); and

2. One Hundred Fifty Million (150,000,000) shares of Common Stock, par value $.001 per share (the “Common Stock).

The Preferred Stock and the Common Stock may be issued in such classes or series, and may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated and expressed in the Certificate of Incorporation or of any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority which is expressly vested in it by the provisions hereof. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the Certificate of Incorporation or of any amendment thereto, or outside the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority which is expressly vested in it by the provisions hereof, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in this Certificate of Incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Notwithstanding the foregoing, each share of Common Stock shall be entitled to one vote on all matters requiring approval by the holders of the Corporation’s Common Stock. Fully paid stock of this Corporation shall not be liable to any further call or assessment. All shares of stock shall be voted together on all matters except those pertaining to the rights of particular classes of stock. The rights of any class of stock may not be changed without the consent of a majority of the shares entitled to vote on such change.”

3. The foregoing amendment to the Certificate has been duly approved by the Corporation’s Board of Directors.

4. The foregoing amendment to the Certificate has been duly approved by the stockholders of the Corporation in accordance with Sections 242 of the Delaware General Corporation Law. The vote required under the Delaware General Corporation Law and the Certificate of Incorporation was at least a majority of the issued and outstanding shares.

5. The foregoing amendment to the Certificate shall become effective as of 12:01 a.m. (Eastern Daylight Time) on the         day of             , 2011.

A-1

The undersigned further declares that, under penalty of perjury under the laws of the State of Delaware, the matters set forth in this Certificate of Amendment are true of his own knowledge.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this      day of             , 2011.

SCOLR PHARMA, INC.

By:	FOR EXHIBIT PURPOSES ONLY
Name:
Title:

A-2

SCOLR PHARHA, INC. 19204 NORTH CREEK PARKWAY SUITE 100 BOTHELL, WA 98011 VOTE BY INTERNET – wwwproxyvottcom

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59P.M. [astern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the nternet and, when prompted, indicate that you agree to receive or access proxy naterials electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 1159 PM, Eastern Time the day before the cut-off date or fleeting date. Have your proxy card in hand when you call and then follow the instructions,

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, do Broadridge, 51 Mercedes Way) Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEPTHISPORTWNFORYOURREDRDS

DETACHAND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except

To withhold authority to vote l’or an individual nominee(s), rark ‘For Al Except and write the number(s) of the nominee(s) on the line below. 1. Election of Directors

Nomi nees 01 Marylou W. Arnett 02 Carl J. Johnson

06 Michael N. laglich 03 Herbert L. Lucas! Jr. 04 Wayne L. Pines 05 Jeffrey B. Reich

The Board of Directors recommends you vote FOR proposals 2 and 3. 2 Company proposal to amend the Certificate of Incorporation.

3 Company proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the year ending December 31, 2011.

NOTE: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING, C

For Against Abstain Yes No

Please indicate if you plan to attend this meeting 0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor! administrator! or other fiduciary! please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB It Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 02 0000000000 0000104174_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, AR! Form 10-K is! are available at www.proxyvote.com.

SCOLR PHARMA, INC.

PROXY FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Stephen J. Turner and Rick M. Levy, and each of them, with full powerof substitution, as proxies to represent and vote as designated in this proxy any and all of the shares of common stock of SCOLR Pharma, Inc., held of record by the name of the undersigned on the Company’s books on April 11, 2011, at the Annual Meeting of Stockholders of SCOLR Pharma, Inc. to be held in Bothell, WA at 3:00 p.m. on June 9, 2011, and any continuation or adjournment thereof, with all powers the undersigned would possess if personally present at the meeting.

The undersigned hereby directs and authorizes said proxies, and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed below, or, if no specification is made, to vote in favor thereof.

The undersigned hereby further confers upon said proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

Continued and to be signed on reverse side

0000104174_2 R1.0.0.11699